EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Soleno Therapeutics, Inc. dated as of April 5, 2022 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

JACK W. SCHULER LIVING TRUST

/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: Trustee

SCHULER EDUCATION FOUNDATION

/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: President